EXHIBIT 99.B11

INDEPENDENT AUDITORS' CONSENT





The Board of Directors
American National Funds Group



We consent to the use of our report on the American National Growth Fund, American National Income Fund, and Triflex Fund, Inc. dated February 16, 1996 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.


                                      /s/ KPMG Peat Marwick LLP



Houston, Texas
March 20, 1996